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                                                                    EXHIBIT 10.1



                                SECOND AMENDMENT
                             TO EMPLOYMENT AGREEMENT



                  Second amendment (the "Amendment") to the employment agreement (the "Employment Agreement"), as amended March 29, 2001, between Time Warner Entertainment Company, L.P. ("TWE") and Jeffrey L. Bewkes (the "Executive"). This Amendment is made as of March 31, 2003 and is effective as of the date of the consummation of the transaction contemplated by the Distribution Agreement, dated as of August 20, 2002, by and among TWE, Warner Communications Inc. ("WCI"), and AOL Time Warner Inc. (the "Closing Date").

                  The parties intending to be legally bound hereby agree as follows:

Effective as of the Closing Date, WCI intends to enter into a trust agreement (the "Trust Agreement") with U.S. Trust Company, N.A. ("U.S. Trust"), which Trust Agreement contains substantially the same terms and conditions as the trust agreement entered into between TWE and U.S. Trust effective as of April 1, 1998 (the "Prior Trust Agreement"), in furtherance of the Employment Agreement, as amended, and you hereby consent to such new Trust Agreement serving as a source of funds to pay you the deferred compensation previously deposited in the "TWE Trust Account" (as defined below) for your benefit.

For purposes of the Employment Agreement, the term "Company" shall mean AOL Time Warner Inc. and the term "Company" shall be substituted for "Home Box Office" everywhere it appears.

Section 2 of the Employment Agreement is amended in its entirety to read as follows:

                  During the term of employment, the Company shall employ the Executive, and the Executive shall serve as the Chairman of the Entertainment and Networks Group of the Company and shall report only to the Chief Executive Officer of the Company. The Executive's authority, functions, duties, powers and responsibilities shall in no event be less than those which have been afforded or delegated to the Executive through the period from July 18, 2002 through March 31, 2003.

The first sentence of Section 3.3 of the Employment Agreement is replaced with the following two sentences:

                  Pursuant to the terms of the Executive's previous employment agreements with Time Warner Entertainment Company, L. P. ("TWE"), the Executive has been entitled to deferred compensation which has been paid to the trustee of a TWE grantor trust (the "TWE Rabbi Trust") for credit to a special account maintained on the books of the TWE Rabbi Trust for the Executive's benefit (the "TWE Trust Account"). Effective as of

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                  the Closing Date, the assets in the TWE Trust Account shall be transferred to a WCI grantor trust (the "Rabbi Trust") for credit to a special account maintained on the books of the Rabbi Trust for the Executive's benefit (the "Trust Account"). The amount in the Trust Account shall be paid to the Executive in accordance with the terms of Annex A hereof and the Trust Agreement. The Company shall pay all fees and expenses of the trustee under the Trust Agreement and shall enforce the provisions of the Trust Agreement for Executive's benefit.
                  Any other deferred compensation account maintained by the Company for Executive's benefit shall continue to be maintained in accordance with the terms of the deferred compensation plan under which such account was established.

The Executive acknowledges that he shall have no right to payments of amounts credited to the Rabbi Trust on his behalf until the date specified in Section
A.7 of Annex A to the Employment Agreement. If the trustee of the Rabbi Trust breaches the terms of the Trust Agreement and/or fails to make payments to the Executive or the Executive's beneficiary, as applicable, in accordance with Section A.7 of Annex A to the Employment Agreement, AOLTW shall be obligated to make such payment(s) to Executive or the Executive's beneficiary, as applicable, which obligation to the Executive or the Executive's beneficiary, as applicable, shall remain a mere unsecured contractual right.

AOL Time Warner Inc. shall be a guarantor of the obligations to the Executive under the Rabbi Trust.

                  7. Section 4.2 of the Employment Agreement is amended by replacing clause (i) in the third sentence thereof with the following:

                  (i) the Company failing to cause the Executive to remain as Chairman of the Entertainment and Networks Group of the Company.

                  Except as amended hereby, the Employment Agreement shall remain in full force and effect.

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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be duly executed as of the date first above written.

                                 AOL TIME WARNER INC.



                                 By:           /s/ Mark A. Wainger
                                     -------------------------------------
                                     Name:   Mark A. Wainger
                                     Title:  Senior Vice President
                                             Global Compensation and Benefits


Agreed and Accepted:


JEFFREY L. BEWKES


  /s/ Jeffrey L. Bewkes
------------------------------------


Agreed and Accepted:


TIME WARNER ENTERTAINMENT
COMPANY, L.P.



By:  /s/ Mark A. Wainger
   ---------------------------------



For purposes of the Rabbi Trust only:

WARNER COMMUNICATIONS INC.



By:    /s/ Spencer B. Hays
   ---------------------------------
       Name: Spencer B. Hays
       Title:   Senior Vice President